Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 23, 2021, except as to note 2(w), which is as of May 6, 2021, with respect to the consolidated financial statements of TaskUs, Inc. (formerly known as TU Topco, Inc.), incorporated herein by reference.

                                                                                  /s/ KPMG LLP

Los Angeles, California

June 10, 2021